MANNING  ELLIOTT                            11th floor, 1050 West Pender Street,
                                            Vancouver, BC,Canada V6E 3S7

CHARTERED ACCOUNTANTS                       Phone: 604.714.3600 Fax:604.714.3669
                                            Web: manningelliott.com







                                  EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  reference  to our firm under the caption  "Interest  of Named
Experts    and    Counsel"    and   to   the   use   of   our    report    dated
April 19, 2006 included in the Registration Statement on Form SB-2 and related Prospectus of Wildon Productions Inc. for the registration of shares of its common stock.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

October 25, 2006